UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 8, 2016 (December 8, 2016)
Republic Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 8.01 Other Events	3
Item 9.01 Financial Statements and Exhibits	3

SIGNATURES	4
EX-99.1

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On December 8, 2016, the Board of Directors (the “Board”) of Republic Services, Inc. (“Republic”) elected Sandra M. Volpe, 49, to serve on the Board. Ms. Volpe’s election is effective on December 8. As of the date of this Form 8-K, the Board has not yet determined on which committee or committees of the Board Ms. Volpe will serve.
Ms. Volpe will receive equity and cash compensation in accordance with Republic’s previously adopted compensation arrangements for non-employee directors, including: (1) an annual grant of restricted stock units (“RSUs”) that have a fair market value of $220,000 as of the grant date, with the grant for 2016 to be prorated to the portion of the year following her election to the Board; and (2) an annual retainer of $80,000, to be prorated for 2016 to the portion of the year following her election to the Board. In addition, at the end of any quarter in which dividends are distributed to stockholders, Republic’s non-employee directors, including Ms. Volpe, receive additional RSUs with a value (based on the closing price of Republic common stock on the dividend payment date) equal to the value of dividends they would have received on all RSUs they held on the dividend payment date. The RSUs vest immediately upon grant and will be settled through the issuance of shares of our common stock upon the director’s termination of service from the Board or three years after they are granted, unless they are deferred into our Deferred Compensation Plan.
ITEM 8.01 OTHER EVENTS.
On December 8, 2016, Republic issued a press release announcing Ms. Volpe’s election to the Board. A copy of this press release is incorporated herein by reference as Exhibit 99.1.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated December 8, 2016 announcing the election of Ms. Volpe.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Services, Inc.
Date: December 8, 2016	By:	/s/ Charles F. Serianni
Charles F. Serianni
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

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